Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000
FOR IMMEDIATE RELEASE
Date: August 5, 2013
From: Jeffrey T. Bowman
Chief Executive Officer                                 ____________________________________________________________________________________________
Crawford & Company Reports 2013 Second Quarter Results
Net Income Increases 63%

Crawford & Company (www.crawfordandcompany.com) (NYSE: CRDA and CRDB), the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the second quarter ended June 30, 2013.

Second Quarter Financial Highlights

•	Operating earnings increase 27%

•	Net income increases 63%

•	Diluted earnings per CRDB share of $0.30

•	Company increases certain aspects of full-year guidance

Consolidated Results
Second quarter 2013 consolidated revenues before reimbursements totaled $298.9 million, an increase of 2% from $293.8 million in the 2012 second quarter. Second quarter 2013 net income attributable to shareholders of Crawford & Company was $17.0 million, increasing 63% from $10.4 million in the 2012 second quarter. Second quarter 2013 diluted earnings per share were $0.31 for CRDA and $0.30 for CRDB, compared with diluted earnings per share of $0.19 for CRDA and $0.18 for CRDB, in the prior-year quarter.

Consolidated operating earnings, a non-GAAP financial measure, totaled $30.4 million in the 2013 second quarter, increasing 27% over $24.0 million in the 2012 second quarter.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

During the 2012 second quarter, the Company recorded $1.6 million in special charges related to a project to outsource certain aspects of our U.S. technology infrastructure. There were no special charges during the 2013 second quarter.

Balance Sheet and Cash Flow
Crawford & Company's consolidated cash and cash equivalents position as of June 30, 2013 totaled $47.2 million compared with $71.2 million at December 31, 2012 and $45.7 million at June 30, 2012.

The Company used $15.1 million of cash in operations during the first six months of 2013, compared with $26.4 million during the first six months of 2012. The Company's operating cash needs typically peak during the first half of the year and decline during the balance of the year, due in part to annual payments made in the first half of each year to fund defined contribution retirement plans and incentive compensation plans.

Management's Comments
Mr. Jeffrey T. Bowman, chief executive officer of Crawford & Company, stated, "Our second quarter 2013 consolidated operating earnings increased 27% over last year's second quarter figures, reflecting Broadspire's improved operating performance and better results in our Americas segment. We were pleased to see more balanced consolidated operating results, as all of our segments produced positive operating earnings in the current quarter.

"The Americas segment saw the benefit of growth in Contractor Connection in the U.S., improvement in Latin America, and an increase in claims in our key Canadian market, which combined to generate solid year-over-year improvement in this segment.

"In our Broadspire business, we saw an improvement in operating profitability in the 2013 second quarter. While approximately $3.0 million of this improvement in revenues and operating earnings was a one-time benefit, the sequential increase in Broadspire's continuing operating earnings over the 2013 first quarter was an encouraging result. We are pleased with the progress being made in this important element of the Company's business and continue to be focused on driving ongoing operating improvements in Broadspire. We remain optimistic that this segment will show meaningful growth throughout the remainder of 2013.

"While the EMEA/AP segment posted strong results with a double digit operating margin in the 2013 quarter, revenues during the current quarter slowed in the U.K. and Asia-Pacific regions as compared to the 2012 period. During 2012, we were more heavily engaged in the ongoing handling of claims arising from the 2011 catastrophic flood losses in Thailand. While the Thailand catastrophe remains a meaningful project for us, related business activity has begun to taper as we wind up the handling of claims there.

"During the 2013 second quarter our Legal Settlement Administration segment remained engaged in responding to the Deepwater Horizon class action settlement, as well as a number of other meaningful class action and bankruptcy matters. We are encouraged to see our non-Gulf related work increasing, which bodes well for the longer-term outlook of this business. We expect operating activity in this segment to continue at a reduced rate as compared to the 2012 levels, but remain strong on a historical basis during the remainder of 2013."

Mr. Bowman concluded, "We are pleased with the strong, balanced results in the 2013 second quarter and we are encouraged by the opportunities in front of us. We are driving our Company to create long-term shareholder value and see our results for the first half of this year as evidence of this. Based on our positive outlook for the second half of the year, we are increasing certain aspects of our annual guidance for the remainder of 2013."

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Segment Results
Certain marketing functions that were previously included in each segment are now included in our corporate administrative costs and allocated back to the segments. The results of prior periods have been revised to conform to the current presentation.

Americas
Americas revenues before reimbursements increased 7%, to $82.6 million in the second quarter of 2013, compared with $77.6 million in the 2012 second quarter. Operating earnings improved from $1.4 million in the 2012 period to $4.4 million in the 2013 period, representing an operating margin of 2% and 5% in the 2012 and 2013 periods, respectively. Changes in foreign exchange rates reduced our Americas revenues in the second quarter of 2013 compared with the prior year period by approximately 1%, but had a negligible impact on operating earnings.

EMEA/AP
Second quarter 2013 revenues before reimbursements for the EMEA/AP segment totaled $87.6 million, a 7% decrease from $93.8 million in the 2012 period. EMEA/AP operating earnings were $8.4 million in the 2013 period, a decrease of 28% from 2012 second quarter operating earnings of $11.7 million. The operating margin decreased from 13% in the 2012 period to 10% in 2013. Changes in foreign exchange rates reduced our EMEA/AP revenues in the second quarter of 2013 compared with the prior year period by approximately 2%, but had a negligible impact on operating earnings.

Broadspire
Broadspire segment revenues before reimbursements were $65.8 million in the 2013 second quarter, compared with $60.0 million in the 2012 quarter. Included in Broadspire's revenues and operating earnings in the 2013 second quarter is a one-time benefit of $3.0 million related to the recognition of previously deferred revenue for certain lifetime claims handling obligations that the Company has been relieved of in the future as a result of events occurring during the quarter. Broadspire recorded operating earnings of $4.4 million in the 2013 second quarter, representing an operating margin of 7%, compared with an operating loss of $0.4 million in the 2012 second quarter, or an operating margin of (1)%.

Legal Settlement Administration
Legal Settlement Administration revenues before reimbursements were $63.0 million in the 2013 second quarter, compared with $62.5 million in the 2012 second quarter. Operating earnings were $16.5 million in the 2013 second quarter, increasing 5% from $15.8 million in 2012, with the related operating margin increasing slightly from 25% in the 2012 period to 26% in the 2013 period. The segment's awarded project backlog approximated $130.0 million at June 30, 2013, compared with $73.0 million at June 30, 2012.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

2013 Guidance
Crawford & Company is affirming and increasing certain aspects of its full year 2013 guidance as follows:

•	Consolidated revenues before reimbursements between $1.12 and $1.14 billion.

•	Consolidated operating earnings between $95.0 and $99.0 million.

•	Consolidated cash provided by operating activities between $65.0 and $70.0 million.

•	Consolidated net income attributable to shareholders of Crawford & Company on a GAAP basis between $51.5 and $54.0 million, or $0.90 to $0.95 diluted earnings per CRDB share.

To a significant extent, Crawford's business depends on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting.

Earnings per share may be different between CRDA and CRDB due to the payment of a higher per share dividend on CRDA than CRDB, and the impact that has on the earnings per share calculation according to generally accepted accounting principles. References in this release are generally only to CRDB, as that presents a more dilutive measure.

Conference Call
Crawford & Company's management will host a conference call with investors on Monday, August 5, 2013 at 3:00 p.m. EST to discuss second quarter 2013 results. The call will be recorded and available for replay through August 19, 2013. You may dial 1-855-859-2056 (404-537-3406 international) to listen to the replay. The access code is 22871358. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast and related financial presentation.

Non-GAAP Presentation
In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under GAAP, these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings (loss). A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of income.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria our management and CODM use. Consolidated operating earnings (loss) represent segment earnings (loss) including certain unallocated corporate and shared costs and credits, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, special charges and credits, income taxes, and net income or loss attributable to noncontrolling interests. The reconciliation of operating earnings (loss) to net income attributable to shareholders of Crawford & Company on a GAAP basis is presented below.

Unallocated corporate and shared costs and credits represent expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments but are included in our financial performance measure of consolidated operating earnings.

Income tax expense, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our consolidated or segment operating earnings (loss) because they are managed on a corporate-wide basis. Income tax expense is calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and varies significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment’s operating activities on a consistent basis.

Special charges and credits may arise from events (such as expenses related to restructurings, losses on subleases, etc.) that are not allocated to any particular segment since they historically have not regularly impacted our performance and are not expected to impact our future performance on a regular basis.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Following is a reconciliation of segment and consolidated operating earnings (loss) to net income attributable to shareholders of Crawford & Company on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented (in thousands, except percentages):

	Quarter ended				Six months ended
	June 30, 2013	% Margin	June 30, 2012	% Margin	June 30, 2013	% Margin	June 30, 2012	% Margin
Operating Earnings (Loss):
Americas	$4,417	5%	$1,407	2%	$7,637	5%	$895	1%
EMEA/AP	8,392	10%	11,732	13%	15,214	9%	17,313	10%
Broadspire	4,359	7%	(372)	(1)%	2,591	2%	(371)	—%
Legal Settlement Administration	16,530	26%	15,792	25%	28,543	24%	26,475	24%
Unallocated corporate and shared costs and credits	(3,333)	(1)%	(4,603)	(2)%	(5,630)	(1)%	(5,964)	(1)%
Consolidated Operating Earnings	30,365	10%	23,956	8%	48,355	8%	38,348	7%
(Deduct) Add:
Net corporate interest expense	(1,600)	(1)%	(2,387)	(1)%	(3,243)	(1)%	(4,556)	(1)%
Stock option expense	(293)	—%	(123)	—%	(373)	—%	(245)	—%
Amortization expense	(1,594)	(1)%	(1,600)	(1)%	(3,190)	(1)%	(3,198)	(1)%
Special charges	—	—%	(1,571)	(1)%	—	—%	(2,461)	—%
Income taxes	(10,010)	(3)%	(7,583)	(3)%	(15,000)	(3)%	(10,976)	(2)%
Net loss (income) attributable to non-controlling interests	140	—%	(267)	—%	198	—%	(422)	—%
Net income attributable to shareholders of Crawford & Company	$17,008	6%	$10,425	4%	$26,747	5%	$16,490	3%

Further information regarding the Company's financial position, operating results, and cash flows for the quarter and six months ended June 30, 2013 is shown on the attached unaudited condensed consolidated financial statements.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

About Crawford & Company
Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest independent provider of claims management solutions to the risk management and insurance industry, as well as to self-insured entities, with an expansive global network serving clients in more than 70 countries. The Crawford System of Claims Solutions® offers comprehensive, integrated claims services, business process outsourcing and consulting services for major product lines including property and casualty claims management, workers’ compensation claims and medical management, and legal settlement administration. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the Class A Common Stock than on the Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class.

This press release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company's present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company's reports filed with the SEC and available at www.sec.gov or in the Investor Relations section of Crawford & Company's website at www.crawfordandcompany.com.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended June 30,	2013	2012	% Change

Revenues:

Revenues Before Reimbursements	$298,947	$293,847	2%
Reimbursements	27,181	25,169	8%
Total Revenues	326,128	319,016	2%

Costs and Expenses:

Costs of Services Provided, Before Reimbursements	212,333	212,815	—%
Reimbursements	27,181	25,169	8%
Total Costs of Services	239,514	237,984	1%

Selling, General, and Administrative Expenses	58,425	59,077	(1)%
Corporate Interest Expense, Net	1,600	2,387	(33)%
Special Charges	—	1,571	nm
Total Costs and Expenses	299,539	301,019	—%

Other Income	289	278	4%

Income before Income Taxes	26,878	18,275	47%
Provision for Income Taxes	10,010	7,583	32%

Net Income	16,868	10,692	58%

Less: Net (Loss) Income Attributable to Noncontrolling Interests	(140)	267	nm

Net Income Attributable to Shareholders of Crawford & Company	$17,008	$10,425	63%

Earnings Per Share - Basic:
Class A Common Stock	$0.32	$0.20	60%
Class B Common Stock	$0.31	$0.19	63%

Earnings Per Share - Diluted:
Class A Common Stock	$0.31	$0.19	63%
Class B Common Stock	$0.30	$0.18	67%

Cash Dividends Per Share:
Class A Common Stock	$0.04	$0.03	33%
Class B Common Stock	$0.03	$0.02	50%

nm = not meaningful

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Six Months Ended June 30,	2013	2012	% Change

Revenues:

Revenues Before Reimbursements	$585,228	$561,600	4%
Reimbursements	48,026	44,762	7%
Total Revenues	633,254	606,362	4%

Costs and Expenses:

Costs of Services Provided, Before Reimbursements	425,674	412,522	3%
Reimbursements	48,026	44,762	7%
Total Costs of Services	473,700	457,284	4%

Selling, General, and Administrative Expenses	117,375	114,756	2%
Corporate Interest Expense, Net	3,243	4,556	(29)%
Special Charges	—	2,461	nm
Total Costs and Expenses	594,318	579,057	3%

Other Income	2,613	583	348%

Income Before Income Taxes	41,549	27,888	49%
Provision for Income Taxes	15,000	10,976	37%
Net Income	26,549	16,912	57%
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(198)	422	nm
Net Income Attributable to Shareholders of Crawford & Company	$26,747	$16,490	62%

Earnings Per Share - Basic:
Class A Common Stock	$0.50	$0.31	61%
Class B Common Stock	$0.48	$0.29	66%

Earnings Per Share - Diluted:
Class A Common Stock	$0.49	$0.31	58%
Class B Common Stock	$0.47	$0.29	62%

Cash Dividends Per Share:
Class A Common Stock	$0.08	$0.06	33%
Class B Common Stock	$0.06	$0.04	50%

nm = not meaningful

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000
CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT
Three Months Ended June 30,
Unaudited
(In Thousands, Except Percentages)

	Americas		%	EMEA/AP		%	Broadspire		%	Legal Settlement Administration		%
	2013	2012	Change	2013	2012	Change	2013	2012	Change	2013	2012	Change

Revenues Before Reimbursements	$82,634	$77,575	7%	$87,593	$93,820	(7)%	$65,768	$59,964	10%	$62,952	$62,488	1%

Compensation & Benefits	50,747	49,904	2%	57,952	56,459	3%	32,269	32,924	(2)%	21,652	21,744	—%
% of Revenues Before Reimbursements	61%	64%		66%	60%		49%	55%		34%	35%

Expenses Other than Reimbursements, Compensation & Benefits	27,470	26,264	5%	21,249	25,629	(17)%	29,140	27,412	6%	24,770	24,952	(1)%
% of Revenues Before Reimbursements	33%	34%		24%	27%		44%	46%		39%	40%

Total Operating Expenses	78,217	76,168	3%	79,201	82,088	(4)%	61,409	60,336	2%	46,422	46,696	(1)%

Operating Earnings (Loss) (1)	$4,417	$1,407	214%	$8,392	$11,732	(28)%	$4,359	$(372)	nm	$16,530	$15,792	5%
% of Revenues Before Reimbursements	5%	2%		10%	13%		7%	(1)%		26%	25%

Six Months Ended June 30,
Unaudited
(In Thousands, Except Percentages)

	Americas		%	EMEA/AP		%	Broadspire		%	Legal Settlement Administration		%
	2013	2012	Change	2013	2012	Change	2013	2012	Change	2013	2012	Change

Revenues Before Reimbursements	$166,878	$155,099	8%	$175,182	$175,610	—%	$123,565	$120,353	3%	$119,603	$110,538	8%

Compensation & Benefits	104,902	101,917	3%	113,912	108,909	5%	64,022	66,329	(3)%	43,005	42,024	2%
% of Revenues Before Reimbursements	63%	66%		65%	62%		52%	55%		36%	38%

Expenses Other than Reimbursements, Compensation & Benefits	54,339	52,287	4%	46,056	49,388	(7)%	56,952	54,395	5%	48,055	42,039	14%
% of Revenues Before Reimbursements	33%	34%		26%	28%		46%	45%		40%	38%

Total Operating Expenses	159,241	154,204	3%	159,968	158,297	1%	120,974	120,724	—%	91,060	84,063	8%

Operating Earnings (Loss) (1)	$7,637	$895	753%	$15,214	$17,313	(12)%	$2,591	$(371)	nm	$28,543	$26,475	8%
% of Revenues Before Reimbursements	5%	1%		9%	10%		2%	—%		24%	24%
(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income tax expense, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, special charges and credits, and certain unallocated corporate and shared costs and credits. See page 6 for additional information about segment operating earnings (loss).

nm = not meaningful

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2013 and December 31, 2012
(In Thousands, Except Par Values)

	Unaudited	*
	June 30,	December 31,
	2013	2012
ASSETS

Current Assets:
Cash and Cash Equivalents	$47,178	$71,157
Accounts Receivable, Net	179,087	164,708
Unbilled Revenues, at Estimated Billable Amounts	137,581	124,881
Prepaid Expenses and Other Current Assets	25,059	26,019
Total Current Assets	388,905	386,765

Property and Equipment	154,282	155,359
Less Accumulated Depreciation	(111,750)	(109,312)
Net Property and Equipment	42,532	46,047

Other Assets:
Goodwill	134,820	131,995
Intangible Assets Arising from Business Acquisitions, Net	85,391	89,027
Capitalized Software Costs, Net	69,866	67,299
Deferred Income Tax Assets	96,930	99,288
Other Noncurrent Assets	23,508	24,402
Total Other Assets	410,515	412,011

Total Assets	$841,952	$844,823

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$21,120	$13,275
Accounts Payable	47,724	54,975
Accrued Compensation and Related Costs	85,642	103,552
Self-Insured Risks	13,272	14,120
Income Taxes Payable	6,617	4,357
Deferred Income Taxes	14,824	16,267
Deferred Rent	16,521	16,946
Other Accrued Liabilities	37,963	37,465
Deferred Revenues	54,505	56,379
Current Mandatory Contributions Due to Pension Plan	19,700	18,862
Current Installments of Long-Term Debt and Capital Leases	847	838
Total Current Liabilities	318,735	337,036

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	151,936	152,293
Deferred Revenues	26,430	26,438
Self-Insured Risks	13,867	13,893
Accrued Pension Liabilities, Less Current Mandatory Contributions	135,001	146,762
Other Noncurrent Liabilities	26,063	26,602
Total Noncurrent Liabilities	353,297	365,988

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	29,983	29,335
Class B Common Stock, $1.00 Par Value	24,690	24,690
Additional Paid-In Capital	36,839	35,550
Retained Earnings	268,349	246,105
Accumulated Other Comprehensive Loss	(197,600)	(199,481)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	162,261	136,199
Noncontrolling Interests	7,659	5,600
Total Shareholders’ Investment	169,920	141,799

Total Liabilities and Shareholders' Investment	$841,952	$844,823
* Derived from the audited Consolidated Balance Sheet

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2013 and June 30, 2012
Unaudited
(In Thousands)

	2013	2012
Cash Flows From Operating Activities:
Net Income	$26,549	$16,912
Reconciliation of Net Income to Net Cash Used In Operating Activities:
Depreciation and Amortization	16,464	16,246
Stock-Based Compensation	1,832	1,339
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable, Net	(14,777)	(24,803)
Unbilled Revenues, Net	(13,528)	(26,929)
Accrued or Prepaid Income Taxes	948	2,367
Accounts Payable and Accrued Liabilities	(27,144)	(2,168)
Deferred Revenues	(1,941)	(519)
Accrued Retirement Costs	(7,262)	(8,057)
Prepaid Expenses and Other Operating Activities	3,805	(833)
Net Cash Used In Operating Activities	(15,054)	(26,445)

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(4,452)	(8,302)
Proceeds from Disposals of Property and Equipment	—	47
Capitalization of Computer Software Costs	(8,382)	(8,285)
Payments for Business Acquisitions, Net of Cash Acquired	(2,278)	—
Net Cash Used In Investing Activities	(15,112)	(16,540)

Cash Flows From Financing Activities:
Cash Dividends Paid	(3,868)	(2,763)
Payments Related to Shares Received for Withholding Taxes Under Stock-Based Compensation Plans	(880)	(896)
Proceeds from Shares Purchased Under Employee Stock-Based Compensation Plans	1,137	18
Repurchases of Common Stock	(787)	(205)
Increases in Short-Term Borrowings and Revolving Credit Agreement	52,776	42,164
Payments on Short-Term Borrowings and Revolving Credit Agreement	(41,791)	(21,599)
Payments on Capital Lease Obligations	(399)	(4,352)
Other Financing Activities	(2)	(346)
Net Cash Provided By Financing Activities	6,186	12,021

Effects of Exchange Rate Changes on Cash and Cash Equivalents	1	(994)
Decrease in Cash and Cash Equivalents	(23,979)	(31,958)
Cash and Cash Equivalents at Beginning of Year	71,157	77,613
Cash and Cash Equivalents at End of Period	$47,178	$45,655